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                                                                   Exhibit 10.20

                             FIFTH AMENDMENT TO THE
                 BIRDS EYE FOODS MASTER SALARIED RETIREMENT PLAN

     This amendment is adopted by Birds Eye Foods, Inc., a corporation duly formed and existing under and by virtue of the general Corporation Law of the State of Delaware (referred to herein as the "Employer").

WITNESSETH

     WHEREAS, the Employer has adopted the Birds Eye Foods Master Salaried Retirement Plan (the "Plan") which was amended and restated effective January 1, 2001, and

     WHEREAS, the Employer has reserved the right pursuant to the provisions of the Plan to amend it at any time, and

     WHEREAS, the Employer now wishes to amend the Plan,

NOW, THEREFORE, Section 1.9 "Base Compensation" of said Plan is hereby amended effective June 1, 2005 by adding the following as the second paragraph:

     In the case of a participant who terminates employment with the Employer on or after June 1, 2005, and who receives severance pay as a consequence of the termination, "Base Compensation" means an Employee's basic earnings excluding overtime, premiums, bonuses, and amounts deferred pursuant to a non-qualified plan of deferred compensation. Compensation shall include amounts deferred pursuant to a salary reduction plan qualified under Code
     Section 401(k) or under a cafeteria plan under Code Section 125, and shall further include severance pay received by the Employee from the Company during the calendar year.

NOW, THEREFORE, Section 1.14 "Compensation" of said Plan is hereby also amended effective June 1, 2005 by adding the following as the second paragraph:

     In the case of a participant who terminates employment with the Employer on or after June 1, 2005, and who receives severance pay as a consequence of the termination, "Compensation" means, with respect to calendar years commencing on and after January 1, 2000, an Employee's basic earnings including overtime, premiums, bonuses, Paid Time Off under the





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     Birds Eye Foods Paid Time Off policy for salaried exempt and salaried non-exempt employees, and severance pay, received by the Employee from the Company during the calendar year, but excluding amounts deferred pursuant to a non-qualified plan of deferred compensation. Compensation shall include amounts deferred pursuant to a salary reduction plan qualified under Code Section 401(k) or under a cafeteria plan under Code Section 125.

NOW, THEREFORE, said Plan is also hereby amended effective June 1, 2005 by replacing Section 2.1(e) in its entirety with the following:

2.1(e) "Severance Date" means the earlier of (1) the date on which an Employee retires or dies or his employment with all Employers and Affiliates is otherwise terminated or (2) the first anniversary of the first date of a period in which an Employee remains absent from service with all Employers and Affiliates for any reason other than (A) his retirement, death or other termination of employment or (B) a Leave of Absence.

     In the case of a participant who terminates employment with the Employer on or after June 1, 2005, and who receives periodic severance pay as a consequence of the termination, "Severance Date" means the earliest of :
     (1) the date on which he is no longer receiving periodic severance pay from the Employer, or (2) the date he becomes covered under another employer's qualified defined benefit plan, or (3) the first anniversary of the first date of a period in which an Employee remains absent from service with all Employers and Affiliates for any reason other than (A) his retirement, death or other termination of employment or (B) a Leave of Absence.

     IN WITNESS WHEREOF, this amendment has been executed this 28 day of June 2005.

                                             BIRDS EYE FOODS, INC.


                                             BY: /s/ Lois Warlick-Jarvie
                                                 -------------------------------


ATTESTED: /s/ Karen Babey
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